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Strategy Inc

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Michael Saylor, Chairman of the Board of Directors and Executive Chairman of Strategy Inc (the "Company"), delivered remarks and participated in a fireside chat with Jeff Park at ParaFi Investor Day 2026 (the "Presentation"), during which he discussed, among other things, the Company's 2026 Special Meeting of Shareholders (the "Special Meeting") and certain of the proposals to be presented for shareholder consideration. The Company and Mr. Saylor subsequently made posts regarding the Presentation to their respective social media accounts. Copies of such posts are set forth below as Annex A. Excerpts from the transcript of the Presentation pertaining to the Special Meeting and certain proposals to be presented for shareholder consideration are set forth below as Annex B.

Additionally, Chaitanya Jain, the Company's Director, Investor Relations, appeared on an episode of The Robin Seyr Podcast, hosted by Robin Seyr, during which Mr. Jain discussed, among other things, the Special Meeting and certain of the proposals to be presented for shareholder consideration. Copies of Mr. Jain's X posts concerning that episode and excerpts of the video transcript pertaining to the Special Meeting are set forth below as Annexes C and D, respectively. The Company has included certain clarifications and corrections to statements made in the video. These clarifications and corrections are identified in the transcript by bracketed annotations labeled “[Company Note: ...]”.

Annex A

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21:15 / 43:26
From quarterly to daily dividends: liquidity and volatility

Michael Saylor & Jeff Park at ParaFi Investor Day 2026

Strategy
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Michael Saylor reposted

Alex 👽
@AlexesNakamoto

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Quarterly → Monthly → Biweekly → Business days → Daily

Michael Saylor explains the thinking behind daily dividends.

Original conversation by @dgt10011 (Jeff Park).

THE RHYTHM OF DIGITAL CREDIT
WHY DAILY DIVIDENDS?
MICHAEL SAYLOR × JEFF PARK
A BETTER PAYMENT RHYTHM
Once a month.
20x
AS LIQUID
The change Saylor describes.
A first step toward more frequent payments.
PARAFI INVESTOR DAY
times as liquid.
2:38

Michael Saylor and 2 others

1:59 PM · Oct 17, 2026 · **48.4K** Views

13 | 31 | 259 | 28

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Annex B

Michael Saylor

So what we've done is we've created a product - STRC. It pays a dividend. Right now it's twice a month. It'll eventually be - it'll probably be - every day after the vote at the end of the month.

***

And right now we're in the process of taking it to daily. And the idea behind daily is we're moving toward a world where everything trades 365 days a year, any minute and anywhere. So why not create a fixed income instrument that pays you every single day with 365 dividend events or income events? This would be the ideal thing to tokenize, but if you want to cross trade or you want to arbitrage between the UAE markets, the European markets, the Chinese markets, the Hong Kong markets, the US markets, and do it on the weekend and do it in a tokenized economy, then you'd like an instrument where it's in your interest to buy it on Saturday morning, sell it on Sunday morning, buy it back on Sunday night, right, in whatever currency. And so that's why we're going to daily. We expect it'll increase liquidity and strip volatility and increase optionality, attract new pools of capital, allow a lot of higher speed trading strategies. That makes it better for the credit, that makes it better for the equity, it makes it better for the investor.

***

Jeff Park

But the feature that I think is really interesting, at least for crypto native investors who've long thought about what is the actual benefit of going to crypto, is this aspect of payment frequency. October 28th, I believe, is the deadline in which people who own MSTR will then be able to vote on STRC going daily. So, everyone, please mark your calendar October 28th -

Mr. Saylor

28th, yeah.

Mr. Park

- if you own MSTR shares. But the idea is to have basically these dividends paid daily rather than semi-annually like high-yield bonds or maybe even monthly. And I think there's something really just so unique about that as a value capture that investors should care about. Can you maybe tell us your journey on all the ways you've thought to this conclusion being the right choice? Because there's been a few iterations of payment frequency that you've experimented with.

***

Mr. Saylor

And so Strive did it. We're like, okay, well, let's see if something breaks and what happens. And what we found is their turnover was 3X ours. Like clearly they tapped into a new pool of capital. And you could imagine what it might be. I mean, look, you could sell our product, buy their product, pick up 10 days worth of dividends, trade back into our product and just do high frequency trading. Or maybe you might sell their product in the morning, do a bunch of trading for six hours and buy their product back in the evening. So, there was a reason to buy and sell, and you could go and capture and ARB this. And we found there are a lot of pools of capital that they could classify a daily dividend as a different money instrument. And so, there are pools of capital that will buy it that would not buy a monthly or quarterly instrument. So, after their success, we thought, well, we should do something similar.

And then we considered, the entire world's going to 365-day tokenized, so rather than every business day, we might as well make it every calendar day because that way you have an incentive to buy it on Saturday morning or buy it on Sunday morning or disincentive to sell it on Sunday morning. And it just seemed like that was just a better way to do it. So, we're just pushing the envelope. As we joke, if we could pay hourly, we'd pay hourly. But right now, what we want to do is we want to increase liquidity. And so when there's 365 times when you might want to buy it or you might want to sell it, that's better than four times a year. So, we want to increase the liquidity. We want to strip the volatility. If you pay a 50 cent dividend, the thing will trade down 40 cents or 50 cents. Well, if we pay a one penny dividend, it might trade down one penny. I'd much rather have it trade down one penny on $100 base than trade down 50. So this is all just about perfecting the credit instrument. And partly it's just the right thing to do in the TradFi markets. And then also it's the right thing to do to get ready for the DeFi markets and the digital tokenized markets. And we've seen this explosion in tokenized Stretch.

***

And so we see that tokenizing taking off, and we feel like after talking to all of our partners, people that are doing it like Apex and Saturn, it's pretty clear it's beneficial for them if we go to daily, because we strip that vol.

***

Mr. Park

And I do think daily payments is really one of them. On one hand, it's made my job a little difficult on being able to trade the RV dislocations on the ex-dividends trades. As you know, that is a popular kind of strategy that has been in action.

Annex C

← Post

Chaitanya Jain
@CJ_Bitcoin

My podcast conversation with @RobinSeyr. We discuss @Strategy's products, policies, objectives, valuation, and vision. $MSTR $STRC

00:00 The Path to the Biggest Company on Earth
13:02 From Convertible Debt to a $300 Trillion Market
20:02 Why Bitcoin Per Share Is the Key Metric
29:24 Buying Bitcoin Through a Bear Market
35:53 Can a 12% Yield Last
45:07 Daily Dividends and the Shareholder Vote
57:10 Buybacks and the $100 Target
1:09:51 Cash Reserve, Credit Rating and MSCI

In This Episode....
ROBIN SEYR
CJ
robin seyr
45:07

4:14 PM · Oct 18, 2026 · 35K Views

15 23 141 37

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Annex D

Robin Seyr

Let's talk daily dividends. I should have started with that because that's I think the big news that that came out that made me super bullish again on MSTR and Stretch. Why is it coming out now? I specifically asked that because what was the intention behind the daily dividends?

***

Is there, like, what was the reason for it to come in now? Like what was the main thing of like why daily dividend was seem to be so important that it has to come out for Stretch also now?

Chaitanya Jain

Yeah. So firstly, shout out to the Strive team. They pushed the frontier with the dividend frequency, and they went to daily and they saw a lot of success. And we had the opportunity to observe and study the impact of daily dividends on SATA.

***

So, we thought that - let's improve it by an order of 2x and let's take it from monthly to semi-monthly. And that was a big success, and, you know, all our institutional investors, retail investors, all found that to be a great innovation. But, again, it still created some volatility now, you know, 24 intervals or 24 times a year. And there was this natural vision that we could increase the frequency even more. And Strive and SATA implemented that in a specific way with the way they structured it, and we thought we'll do it in our own way. And we can clearly see this - the world is moving to 24/7, 365 days a year tokenized markets where, you know, you can trade over a weekend, you can trade over holidays and so. And so we thought that the dividend record dates or accruals should also happen on every single calendar day and should accrue basically 365 days a year. So, that's the way we structured our daily dividends, sort of, amendment, and we are going through a shareholder vote period right now. So, the shareholder voting opened for MSTR investors um, you know, a week or two ago, depending on when this podcast goes live, and it will continue till October 27th. The shareholder meeting is October 28th. And then Stretch will, hopefully - if the vote passes, which we are confident and optimistic about - Stretch will go to daily dividends in November.

So, it's a great innovation and we are very excited to see sort of how it plays out. And it will definitely push away the arbitragers and it will create smoother trading, smoother liquidity. It will remove the volatility in the stock, which means there will be better collateral to have as well. It will improve how you can use STRC in repo markets. There will be less haircuts and better sort of treatment of STRC as collateral for any investor, hedge fund or arbitrager to own as well. So we're very super - we're super excited to see how this plays out.

Mr. Seyr

It's super interesting. I have one more question on the daily dividends, especially as we also brought up SATA and Strive. When Strive got in with the daily dividends and then like the crash happened, SATA consistently traded above Stretch. Which I found interesting. It never did before but all of a sudden they have daily dividends and now they do. And I was like, okay, it seems to be still mainly retail driven asset because I think retail cares more about daily dividends than institutions. Like it's just a feeling - maybe you have data on that, but it's the feeling that I get. And now it's like SATA traded consistently over Stretch. Now Stretch announced a daily dividends like, what is it, like two three weeks ago or something like that? And now since about a week it switched where Stretch – and it's, not a long time; like, it's just like what, five, six trading days now? Stretch consistently trades above SATA. Which was interesting to see that the only thing that really changed is maybe the warrants on Strive’s side. Maybe it's the SATS launch that Strive had, but I think maybe it's also the daily dividends that now Stretch also has. How do you see this? How do you and the Strategy team kind of see where SATA is trading versus where Stretch is trading? Do you even track that? And do you have a reason why like all of a sudden for like a week Stretch is above SATA where before it was always the other way around since they have the daily dividends?

***

Mr. Jain

SATA had its own sort of catalyst and reason to sort of grow and get stuck at $100 par. Whereas we had our own sort of lesson from the market and evolution and cycle to sort of work through. And now that we've announced daily dividends, it's definitely a catalyst for as well. And it'll create more excitement. But again, it may not be the reason why things have flipped now and STRC's trading closer and SATA's trading below.

***

So, I think the daily dividends are both - it's been a great thing for both companies, but it's not necessarily what's causing the trading dynamic to be the way it is.

***

Mr. Seyr

So, if you have Strategy or MSTR or Stretch shares in any way, shape or form, vote. [Company Note: Only holders of the Company's Class A and Class B common stock as of the September 25, 2026 record date are entitled to vote at the Special Meeting. Holders of STRC or other preferred stock are not entitled to vote solely by virtue of their preferred stock holdings.] I think daily dividends is the best thing that can happen to Stretch but also to MSTR. It is for both investors extremely important. So if you haven't done it, just go to strategy.com and vote. I tried the same thing. My broker charges me 80 bucks to do the vote, which is super weird and super, I feel, like undemocratic. But that's a whole separate issue. But if you have the chance to vote, just do it. It's super easy, super quick. Just if you're not in the US, you can easily just shoot an email support request to the broker. It's really nicely done and I think it's important as investors to support such great proposals. I just want to give you this shout out because I think it's important for Strategy.

Mr. Jain

No, thank you a lot for that shout out and I definitely encourage everyone to go out there and vote as well.

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2026 Special Meeting of Stockholders (the “Special Meeting”). On October 5, 2026, the Company began mailing the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting. Investors and securityholders are urged to read these documents, including the definitive proxy statement (and any amendments or supplements thereto), when they become available because they contain important information. You may obtain these documents (when they become available) free of charge on the SEC's website (www.sec.gov) or at the Company’s website (www.strategy.com) or by contacting the Company’s Investor Relations team by email (ir@strategy.com).

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by following the voting instructions set forth in the definitive proxy statement.

Participant Information

The Company and its directors and executive officers may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of the Company’s named executive officers and its non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation”, respectively, in the definitive proxy statement for the Company’s 2026 Annual Meeting of Stockholders filed with the SEC on April 28, 2026, available here. Information regarding the participants’ holdings of the Company’s securities and their direct or indirect interests, by security holdings or otherwise, can be found in the sections titled “Security Ownership of Certain Beneficial Owners and Management” and “Interests of Directors and Executive Officers” in the definitive proxy statement for the Special Meeting filed with the SEC on October 5, 2026, available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed changes to the terms of the Company’s 10.00% Series A Perpetual Strife Preferred Stock, Variable Rate Series A Perpetual Stretch Preferred Stock, 8.00% Series A Perpetual Strike Preferred Stock, and 10.00% Series A Perpetual Stride Preferred Stock and related potential benefits or impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.